Exhibit 10.14

INCENTIVE STOCK OPTIONS/SUBJECT TO VESTING

No. of shares: _______

Exercise price: $_______ per share

Name of Employee:  _________________

1ST CONSTITUTION BANCORP
STOCK OPTION AGREEMENT

(ISSUED PURSUANT TO THE EMPLOYEE STOCK OPTION
AND RESTRICTED STOCK PLAN)

        1st Constitution Bancorp, a New Jersey corporation (the “Company”), this _____ day of _______________, 200__ (the “Option Date”) hereby grants to __________________________ (the “Optionee”), an Employee of the Company or a Subsidiary thereof, pursuant to the Company’s Employee Stock Option and Restricted Option Plan (the “Plan”), an option to purchase shares of the Common Stock of the Company (“Common Stock”) in the amount and on the terms and conditions hereinafter set forth.

        1.                Incorporation by Reference of Plan.   The provisions of the Plan, a copy of which is being furnished herewith to the Optionee, are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Capitalized terms not defined herein have the meaning set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

        2.                Grant of Option.   The Company hereby grants to the Optionee the right and option (hereinafter the “Option”) to purchase all or any part of an aggregate of _________ shares of Common Stock (subject to adjustment as provided in Section 11 hereof) within ten (10) years from the date hereof, subject to the terms and conditions set forth hereinafter and in the Plan. The Company intends that the Option will be treated by the Company as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent permissable.

        3.                Option Price.   The purchase price for the shares of Common Stock subject to the Option (the “Option Price”) shall be $________ (subject to adjustment as provided in Section 11 hereof), which is at least fair market value on the date of grant.

        4.                Exercise of Option.   The Option shall be exercisable only in accordance with its provisions and those of the Plan. Except as provided in Sections 7, 8 and 9 hereof, the Option shall not be exercisable until the dates indicated below, and then only with respect to that percentage of the number of Shares stated in Section 2 hereof in which the Optionee is vested as indicated below. The accumulation of time for the purpose of vesting shall cease upon the Optionee’s Termination of Service for any reason, and no further vesting shall occur after the date of the Termination of Service except as provided in Section 7 hereof.

Percentage of Shares Which May be Purchased Hereunder	First Date on Which Such Shares May Be Purchased

20%	Option Date

20%	First Anniversary of Option Date

20%	Second Anniversary of Option Date

20%	Third Anniversary of Option Date

20%	Fourth Anniversary of Option Date

Installments which become exercisable and are not exercised shall remain exercisable during the term of the Option.

        5.                Method of Exercising Option.  Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by written notice delivered to the Company signed by the Optionee or by the person or persons exercising the Option. Such notice shall state the number of shares of Common Stock in respect of which the Option is being exercised and shall include such written covenants, agreements and representations as the committee administering the Plan may from time to time deem necessary or desirable in order to ensure compliance with applicable laws, regulations and rulings of any state or federal regulatory authority.

                 Such notice shall be accompanied by payment in full of the Option Price. The Option Price shall be payable by certified or bank cashier’s check or other good funds payable to the order of the Company or by delivery of full Shares of the Company duly endorsed for transfer to the Company with signature guaranteed, or by any combination thereof. Shares will be accepted at their fair market value (as determined in accordance with Section 6.1 of the Plan) on the date of exercise of the Option.

                 As soon as practicable after such notice and payment shall have been received, the Company shall deliver a certificate or certificates representing the number of shares of Common Stock with respect to which the Option was exercised, registered in the name of the person or persons designated by the Optionee. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificate evidencing the Common Stock purchased pursuant to the exercise of the Option unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations or rulings of any state or federal authority.

                 The Optionee shall not be entitled to any rights as a shareholder with respect to such shares of Common Stock being acquired pursuant to the exercise of the Option unless and until such certificates are issued. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate is issued.

                 In the event the Option shall be exercised by any person other than the Optionee, the notice of exercise of the Option shall be accompanied by proof satisfactory to the Committee of the right of such person to exercise the Option.

                 All shares that shall be purchase upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

        6.                Holding Period of Shares Necessary for Favorable Tax Treatment.  To obtain the most advantageous federal income tax treatment for stock acquired pursuant to the Option, the Optionee may not dispose of Shares acquired pursuant to the Option before the later of (i) within two years of the date of the Option is granted or (ii) within one year after the transfer of the Shares to the Optionee. The foregoing statement of tax consequences is intended only as a generalized statement of federal tax law (as in existence on the date of this Agreement) and the Optionee should consult a tax advisor to determine the specific tax consequences of his exercise of the Option. An Optionee who disposes of his Shares prior to the expiration of either holding period shall notify the Company, within 10 days after the disposition occurs, of the date of the sale and the amount of gain on the sale, and shall deliver to the Company any federal income tax withholding required by law in connection therewith.

        7.                Death or Disability of the Optionee.  As provided in Section 6.3 of the Plan, if the Optionee shall Terminate Service by reason of death or Disability, the Option shall become fully and immediately exercisable, and may be exercised by the Optionee, his estate or beneficiary, or his representative, as the case may be, for a period of one year from the date of such Termination of Service, or until the expiration of the stated term of the Option, whichever period is shorter.

        8.                Other Termination of Service.  If an Optionee shall Terminate Service for a reason other than death or Disability, Options which have vested in accordance with Section 4 may, unless earlier terminated in accordance with their terms, be exercised within three months after the date of such termination. Notwithstanding anything herein to the contrary, if the Termination of Service is by the Company or any Subsidiary for Cause, no part of any Option, whether or not vested or exercisable, shall be exercisable after the date of such termination.

        9.                Change in Control.  In the event of a Change in Control, the Option shall immediately become fully exercisable.

        10.                Nontransferability of Options.  Except as provided in this Section 10, the Option shall not be assignable or transferable by the Optionee, and any attempted disposition thereof shall be null and void and of no effect. Nothing in this Section 10 shall prevent transfers by will or by the applicable laws of descent and distribution. During the life of the Optionee, the Option shall be exercisable only by the Optionee. The Optionee may request, however, that the Board, in its sole discretion, allow a transfer of the Option to family members, subject to such conditions or limitations as the Board may establish to ensure compliance with Section 16 of the Exchange Act and Section 422 of the Code.

        11.                Adjustment for Recapitalization, Etc.  Subject to the terms of Article VIII of the Plan, in the event of any change in the outstanding Shares by reason of a stock dividend, split or combination, recapitalization, reclassification, reorganization, merger or consolidation in which the Company is the surviving corporation, or other similar change affecting the Common Stock, the number and class of Shares described in Section 2 of this Agreement shall be appropriately adjusted by the Committee to reflect such change, so the Optionee’s proportionate interest shall be maintained. This adjustment shall be made without a change to the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the per share Option Price described in Section 3 of this Agreement.

                 In the event of a transaction involving (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Company’s assets, provision shall be made in connection with such transaction for the assumption of the Option, or the substitution for the Option of new options of the successor corporation, with appropriate adjustment as to the number and kind of Shares and the purchase price for Shares thereunder, or, in the discretion of the Board, the Option shall terminate on the effective date of such transaction and appropriate provision shall be made for payment to the Optionee of any amount in cash equal to the fair market value of a Share less the Option Price, multiplied by the number of Shares subject to the Option (to the extent the Option has not been exercised).

        12.                Notices.  All notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by (i) personal delivery or (ii) first class registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given (i) on the date of receipt in the cases referred to in clause (i) of the preceding sentence and (ii) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its then principal office and to the Optionee at his last address appearing on the records of the Company or, in each case, to such other person or address as may be designated by like notice hereunder.

        13.                Modification and Waiver.  Neither this Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by the Optionee or his heirs and the Company. No such agreement shall extend to or affect any provision of this Agreement not expressly changed, modified, amended, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof.

        14.                Acceptance of Provisions.  The execution of this Agreement by the Employee shall constitute the Employee’s acceptance of and agreement to all of the terms and conditions of the Plan and this Agreement. The Optionee hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect to this Agreement shall be final and conclusive. This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to their subject matter, and this Agreement cannot be changed except by a writing executed by both parties. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey. The headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

1ST CONSTITUTION BANCORP By: —————————————— Name and Title: Robert F. Mangano, President

I hereby acknowledge receipt of a copy of the foregoing stock option and, having read it, hereby signify my understanding of, and my agreement with, its terms and conditions.

—————————————— (Signature) —————————————— Address —————————————— Social Security Number	—————————————— Date